Exhibit 10.18

Amendment No. 2

LINCOLN NATIONAL CORPORATION

EXCESS RETIREMENT PLAN

Effective December 20, 2011

Pursuant to Section 6.1 of the Lincoln National Corporation Retirement Excess Plan (the “Plan”), the most senior human resources officer of Lincoln National Corporation may amend the Plan as set forth below:

1.Amend and restate Section 4.5(b) of the Plan in its entirety as follows:

“(b)Secondary Elections.  A Participant may make only one Secondary Election to change his/her Benefit Distribution Date and form of distribution.  A  Secondary Election is not valid unless it meets the following conditions:  (i) it must be made at least 366 days prior to the Participant’s default Benefit Determination Date (elections may not take effect for twelve (12) months after the date on which the election is made) and (ii) the election to change the Benefit Distribution Date and/or form of distribution shall defer or delay payment of the Participant’s benefit for at least five (5) years from the default Benefit Determination Date.”

2. In all other respects, said Plan shall remain in full force and effect.

LINCOLN NATIONAL CORPORATION

By:  /s/ Lisa M. Buckingham

By:  Lisa M. Buckingham

Its:   Executive Vice President, Human Resources